UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 23, 2007
Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 1600 Technology Way P.O. Box 231 Latrobe, Pennsylvania	15650-0231
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 539-5000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On October 24, 2007, Kennametal Inc. (Kennametal or the Company) issued an earnings announcement for its fiscal first quarter ended September 30, 2007.
The press release contains certain non-generally accepted accounting principles (GAAP) financial measures. The following GAAP financial measures have been presented excluding special items: gross profit, operating expense, operating income, effective tax rate, income from continuing operations, net income and diluted earnings per share. These special items include: (1) impact of a German tax reform bill for the three months ended September 30, 2007, (2)(a) loss on divestiture of consumer retail product line, including industrial saw blades (CPG) and transaction-related charges and (b) adjustment on J&L Industrial Supply (J&L) divestiture and transaction-related charges for the three months ended September 30, 2006 and (3)(a) Kemmer Praezision Electronics business (Electronics) impairment and divestiture-related charges, (b) loss on divestiture of CPG and transaction-related charges and (c) adjustment on J&L divestiture and transaction-related charges for the year ended June 30, 2007. Management excludes these items in measuring and compensating internal performance to more easily compare the Company’s financial performance period-to-period. The press release also contains adjusted free operating cash flow and adjusted return on invested capital, which are also non-GAAP measures and are defined below.
Management believes that presentation of these non-GAAP financial measures provides useful information about the results of operations of the Company for the current period and past periods. Management believes that investors should have available the same information that management uses to assess operating performance, determine compensation and assess the capital structure of the Company. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.
Adjusted Free Operating Cash Flow
Free operating cash flow is a non-GAAP financial measure and is defined by the Company as cash provided by operations (which is the most directly comparable GAAP measure) less capital expenditures plus proceeds from disposals of fixed assets. Management considers free operating cash flow to be an important indicator of Kennametal’s cash generating capability because it better represents cash generated from operations that can be used for strategic initiatives (such as acquisitions), dividends, debt repayment and other investing and financing activities. Management may further adjust free operating cash flow for significant unusual cash items. Management considers adjusted free operating cash flow to be an important indicator of Kennametal’s cash generating capability because it excludes significant unusual items.
Adjusted Return on Invested Capital
Adjusted Return on Invested Capital is a non-GAAP financial measure and is defined by the Company as the previous 12 months’ net income, adjusted for interest expense, securitization fees, minority interest expense and special items, divided by the sum of the previous 12 months’ average balances of debt, securitized accounts receivable, minority interest and shareowners’ equity. Management believes that this financial measure provides additional insight into the underlying capital structure and performance of the Company. Management utilizes this non-GAAP measure in determining compensation and assessing the operations of the Company. The most directly comparable GAAP measure is return on invested capital calculated utilizing GAAP net income.
A copy of the Company’s earnings announcement is furnished under Exhibit 99.1 attached hereto. Reconciliations of the above non-GAAP financial measures are included in the earnings announcement.
Additionally, during our quarterly teleconference we may use various non-GAAP financial measures to describe the underlying operating results. Accordingly, we have compiled below certain reconciliations as required by Regulation G. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.

Adjusted EBIT
EBIT is an acronym for Earnings Before Interest and Taxes and is a non-GAAP financial measure. The most directly comparable GAAP measure is net income. However, we believe that EBIT is widely used as a measure of operating performance and we believe EBIT to be an important indicator of the Company’s operational strength and performance. Nevertheless, the measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining liquidity that is calculated in accordance with GAAP. Additionally, Kennametal will adjust EBIT for minority interest expense, interest income, securitization fees, pre-tax income from discontinued operations and special items. Management uses this information in reviewing operating performance and in determining compensation.
Primary Working Capital
Primary working capital is a non-GAAP financial measure and is defined as accounts receivable, net plus inventories, net minus accounts payable. The most directly comparable GAAP measure is working capital, which is defined as current assets less current liabilities. We believe primary working capital better represents Kennametal’s performance in managing certain assets and liabilities controllable at the business unit level and it is used as such for internal performance measurement.
EBIT RECONCILIATION (Unaudited)

	Three Months Ended
	September 30,
(in thousands, except percents)	2007	2006

Net income, as reported	$34,879	$30,361
Net income as a percent of sales	5.7%	5.6%
Add back:
Interest expense	7,799	7,427
Tax expense	21,667	13,929
Tax expense on discontinued operations	—	254

EBIT	64,345	51,971
Additional adjustments:
Minority interest expense	872	557
Interest income	(905)	(2,658)
Securitization fees	8	22
Pre-tax income from discontinued operations	—	(1,731)
Special Items:
Loss on divestiture of CPG and transaction-related charges	—	570
Adjustment on J&L divestiture and transaction-related charges	—	2,019

Adjusted EBIT	$64,320	$50,750

Adjusted EBIT as a percent of sales	10.5%	9.3%
PRIMARY WORKING CAPITAL RECONCILIATION (Unaudited)

	September 30,	June 30,
(in thousands)	2007	2007

Current assets	$1,050,889	$1,016,502
Current liabilities	461,840	487,237

Working capital in accordance with GAAP	$589,049	$529,265

Excluding items:
Cash and cash equivalents	(66,541)	(50,433)
Other current assets	(93,851)	(95,766)

Total excluded current assets	(160,392)	(146,199)

Adjusted current assets	890,497	870,303

Current maturities of long-term debt and capital leases, including notes payable	(8,124)	(5,430)
Other current liabilities	(280,318)	(292,506)

Total excluded current liabilities	(288,442)	(297,936)

Adjusted current liabilities	173,398	189,301

Primary working capital	$717,099	$681,002

Item 8.01 Other Events
At its meeting on October 23, 2007, the Kennametal Inc. Board of Directors approved a 14 percent increase to the quarterly dividend rate and also approved a 2-for-1 split of the company’s common stock. The increase in the quarterly dividend rate, from 21 cents to 24 cents per pre-split share, is payable November 19, 2007 to shareowners of record on November 7. The split will take the form of a stock dividend; each shareowner of record on December 4, 2007 will receive one additional share for each share outstanding. The split shares are expected to be distributed on December 18, 2007.
Further details are set forth in the press release furnished herewith as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1     Fiscal 2008 First Quarter Earnings Announcement
99.2     Kennametal Announces 2-for-1 Stock Split; Increases Dividend by 14%

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.
Date: October 24, 2007	By:	/s/ Wayne D. Moser
Wayne D. Moser
Vice President Finance and Corporate Controller